                                AMENDMENT NO. 1
                                       TO
                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [ x ]
Filed by a party other than the Registrant  [  ]

Check the appropriate box:

[ x]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted (by Rule
      14a-6(e)(2)
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Telechips Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not Applicable.
--------------------------------------------------------------------------------
                    (Name of Person Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [ x]    No fee required.
         [  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                 and 0-11.

                 (1) Title of each class of securities to which transaction applies:

                          _____________________________________________________

                 (2) Aggregate number of securities to which transaction applies: ___________________________________________

                 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                          _____________________________________________________

                 (4)      Proposed maximum aggregate value of transaction:

                          _____________________________________________________


                 (5)      Total Fee paid:  ____________.

         [  ]    Fee paid previously with preliminary material:  ________.

         [  ]    Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                 (1)      Amount previously paid:  ____________________________

                 (2)      Form, Schedule or Registration Statement No.:

                          _____________________________________________________

                 (3)      Filing party:
                          _____________________________________________________

                 (4)      Date filed:
                          _____________________________________________________

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                 MARCH 5, 1997

         A Special Meeting of the Stockholders of TELECHIPS CORPORATION (the "Company") will be held at 6880 South McCarran Boulevard, Reno, Nevada on March 5, 1997, at 8:30 A.M. Pacific time for the purpose of amending the Company's Articles of Incorporation to effect a 1-for-15 reverse stock split of the Company's issued and outstanding Common Stock, par value $.01, while keeping 20,200,000 authorized shares of Common Stock, at a par value of $.01.

         The Board of Directors has fixed the close of business on February 10, 1997 as the record date for determination of the stockholders entitled to notice of and to vote in person or by proxy at the Special Meeting.

         Whether or not you presently plan to attend the meeting in person, the Board of Directors urges you to date, sign, and promptly return the enclosed proxy. Your giving of such proxy does not preclude your right to vote in person if you attend the meeting. A postage-prepaid envelope is enclosed for your convenience in returning the signed proxy.

         Your early attention to the proxy will be appreciated.



                                       By Order of the Board of Directors



                                       Nelson B. Caldwell
                                       Secretary

Reno, Nevada
Dated:  ___________, 1997





A PROXY STATEMENT AND A FORM OF PROXY ACCOMPANY THIS NOTICE.

                             TELECHIPS CORPORATION
               6880 South McCarran Boulevard, Reno, Nevada 89509

                                  -------------
                                 PROXY STATEMENT
                                  -------------

         A Notice of a Special Meeting of Stockholders of TELECHIPS CORPORATION (the "Company") is set forth on the preceding page and enclosed herewith is a form of proxy solicited by the Board of Directors of the Company. This Proxy Statement is being first sent to stockholders on or about February 12, 1997.

SOLICITATION OF PROXIES

         This proxy solicitation is being made by the Board of Directors of the Company. The expense of the solicitation will be paid by the Company. To the extent necessary to assure sufficient representation at the Special Meeting, proxies may be solicited by any appropriate means by directors, officers, regular employees of the Company and the stock transfer agent for the Company's Common Stock, who will not receive any additional compensation therefor. The Company will request that banks, brokers and other fiduciaries solicit their customers who own beneficially the Common Stock listed of record in names of nominees and, although there is no formal arrangement to do so, the Company will reimburse such persons the reasonable expenses of such solicitation.

VOTE REQUIRED AND VOTING PROCEDURES

         Only stockholders of record as of the close of business on February 10, 1997 (the "Record Date"), are entitled to notice of and to vote at the Special Meeting and/or any adjournment thereof. The outstanding stock of the Company on the Record Date entitled to vote consists of __________ shares of Common Stock.

         Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date on each of the matters duly presented for vote at the Special Meeting.

         In connection with the solicitation by the Board of Directors of proxies for use at the Special Meeting, the Board of Directors has designated Kevin A. Coyle, Esq. as proxy.

         The Board of Directors is not aware of any matters that will come before the Special Meeting other than as described above. However, if such matters are presented, the named proxy will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxy with respect to any such other matter properly coming before the Special Meeting.

         A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Special Meeting in order to constitute a quorum for the transaction of business. The affirmative vote of a majority of the voting power entitled to vote at the Special Meeting is required by the Company for approval of the amendment of the Articles of Incorporation.

         Votes that are cast against a proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of votes cast with respect to such proposal.

         While there is no definitive statutory or case law authority in Nevada as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendment of the Articles of Incorporation, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to such proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in such manner. Accordingly, abstentions as to the amendment of the Articles of Incorporation will have the same effect as a vote against such proposal.

         A proxy submitted by a stockholder may indicate that all or a portion of the shares of Common Stock represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

         All shares represented by valid proxies received by the Company prior to the Special Meeting will be voted as specified in the proxy; if no specification is made and if discretionary authority is conferred by the stockholder, the shares will be voted FOR the proposals described below.

REVOCABILITY OF PROXIES

         A stockholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting the shares in person.

APPRAISAL OR SIMILAR RIGHTS

         Neither the stockholders abstaining nor voting against the proposal which is the subject of this Proxy Statement have any appraisal or similar rights of dissenters.

INSPECTOR OF ELECTIONS

         The Board of Directors has appointed Mick L. Friend, CPA as the Inspector of Elections for the Special Meeting. The Inspector of Elections will determine the number of shares of Common Stock represented in person or by proxy at the Special Meeting, whether a quorum exists, the authenticity, and validity and effect of proxies, and will receive and count the votes.


                                    PROPOSAL

    AMENDMENT OF THE ARTICLES OF INCORPORATION TO EFFECT A 1-FOR-15 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK

         On February 5, 1997, the Board of Directors unanimously adopted resolutions approving a proposal to amend the Articles of Incorporation of the Company (the "Amendment") to effect a 1-for-15 reverse stock split ("Reverse Split") of the Company's issued and outstanding shares of Common Stock, par value $.01 ("Common Stock" or "Common Shares"). The Reverse Split will not affect the number or par value of the authorized Common Stock. The text of the Amendment is set forth in Appendix A to this Proxy Statement. The affirmative vote of the holders of more than 50% of the outstanding shares of Common Stock is required to approve the adoption of the Amendment.

         The Reverse Split will become effective upon filing of the Amendment with the Secretary of State of the State of Nevada. If the Amendment is approved and management determines to proceed with the Reverse Split (see "Reservation of Rights"), management will use its discretion to determine when to file the Amendment.

Principal Effect of the Reverse Split

         Based upon the 13,650,577 Common Shares outstanding as of February 5, 1997, the Reverse Split would decrease the outstanding Common Shares by approximately 93%, and, once effective, the Reverse Split would result in approximately 910,039 post-Reverse Split Common Shares outstanding, subject to adjustment as a result of the elimination of fractional shares. Similarly, the aggregate number of Common Shares reserved for issuance upon exercise of warrants and options would decrease from approximately 3,048,490 Common Shares to approximately 203,233 Common Shares, subject to adjustment as a result of the elimination of fractional shares.

         Each outstanding option or warrant will automatically become an option or warrant, as the case may be, to purchase approximately 7% of the number of shares subject to the option or warrant immediately prior to the Reverse Split at an exercise price which is fifteen times the exercise price of the option or warrant immediately prior to the Reverse Split, subject to adjustment as a result of the elimination of fractional shares. In addition, the shares available for issuance under the Company's 1994 Stock Option Plan and 1995 Stock Option Plan will be reduced by approximately 93% to reflect the Reverse Split, subject to adjustments required to eliminate fractional shares, and the other relevant terms and provisions of the Company's stock option plans will be appropriately adjusted to reflect the Reverse Split. The Company will obtain a new CUSIP number for the Common Shares effective at the time of the Reverse Split. Following the effectiveness of the Reverse Split, the Company will provide each record holder of Common Shares information to enable such holder to obtain new shares and certificates.

         The Reverse Split will not affect the par value of the authorized Common Shares, and the number of authorized Common Shares will remain 20,200,000 Common Shares, $0.01 par value per share. The Reverse Split will not affect the number or par value of the authorized Preferred Stock, which will remain at 3,000,000 shares of Preferred Stock, $1.00 par value per share. As a result, if the Amendment is approved, the decrease in the number of shares outstanding and reserved for issuance pursuant to the exercise of options and warrants will result in an increase in the number of shares available for issuance. The terms of the post-Reverse Split Common Shares will be the same as the terms of the Common Shares prior to the Reverse Split, and subject to the provisions for the elimination of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity interest in the Company or the voting power or other rights, preferences or privileges of the holders of Common Shares.

         The following table illustrates the principal effects of the proposed Reverse Split discussed in the preceding paragraphs:

                                                       Number of Common Shares

                                             Before Reverse Split      After Reverse Split
                                              And The Amendment        And The Amendment
                                             --------------------      -------------------
      Authorized                                 20,200,000                20,200,000

      Outstanding                                13,650,577                   910,039

      Subject to Outstanding
        Options and Warrants                      3,048,490                   203,233

      Reserved for Issuance in
        Connection with Future
        Grants Under Option Plans                   499,426                    33,295

        Connection with Series A
        Preferred Shares Being
        Converted Assuming a Conversion
        Price of $.40 per share                   4,300,000                   286,667

      Available (deficit) for Future Issuance
        by Action of the Board (after
        giving effect to the above
        reservations)                            (1,298,493)               18,766,766
                                                ===========                ==========

         Assuming the Reverse Split is approved by the stockholders and management determines to proceed with the Reverse Split (see "Reservation of Rights"), the Company will file an amendment to the Articles of Incorporation, in the form set forth in Appendix A, with the Secretary of State of the State of Nevada, effecting the Reverse Split on a date determined by management in its discretion. Management currently expects the Amendment to be filed sometime before the Company raises significant additional capital, so that the Company will have sufficient authorized, but unissued, Common Shares to raise such additional capital. See "Purposes of the Reverse Split." The Reverse Split would become effective as of the close of business on the date of such filing (the "Effective Date").

Purposes of the Reverse Stock Split

         The Reverse Split would decrease the number of Common Shares outstanding and presumably increase the per share market price for the post-Reverse Split Common Shares. The Company's Board of Directors believes that the relatively low market price per share of the Company's Common Shares may impair the marketability of the Common Shares to institutional investors and members of the investing public. In theory, the number of shares outstanding should not, alone, affect the marketability of the Common Shares, the type of investor who acquires them, or the Company's reputation in the financial community. In practice, however, this is often not the case, because many investors look upon low-priced shares as speculative in nature, and as a matter of policy, avoid investment in such stocks. These factors may not only affect the liquidity of the Common Shares, but may also impair the Company's ability to raise additional capital through the sale of equity securities.

         The Board also recognizes that many leading brokerage firms are reluctant to recommend lower-priced securities to their clients. In addition, a variety of brokerage house policies and practices currently tends to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices relate to the payment of brokers' commissions and time-consuming procedures that make the handling of lower priced stocks economically unattractive to brokers. The structure of brokerage commissions tends to adversely impact holders of lower-priced stocks because brokerage commissions on a sale of a lower-priced stock generally represent a higher percentage of the sales price than the commissions on higher-priced stocks.

         The Company is currently listed on The Nasdaq SmallCap Market ("SmallCap Market"); however, there is no assurance that the Company will continue to meet the maintenance standards for continued listing on The Nasdaq SmallCap Market, particularly if proposed Nasdaq rule changes take effect. Under The Nasdaq SmallCap Market's listing criteria, listed companies which have low stock prices for a sustained period risk delisting by The Nasdaq SmallCap Market. If the Company is unable to satisfy the SmallCap Market's requirements for continued listing, including, among other things, an adequately high trading price, trading of the Common Shares would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or Nasdaq's OTC Bulletin Board. Consequently, the liquidity of the Company's Common Shares could be impaired, through delays in the timing of transactions, reduction in the news media's coverage of the Company, lack of investment analyst interest in covering the Company, and lower prices for the Company's Common Shares than might otherwise be obtained.

         The Board of Directors hopes that the decrease in the number of Common Shares outstanding resulting from the Reverse Split and the anticipated corresponding increased price per share will stimulate interest in the Company's Common Shares, promote greater liquidity for the Company's stockholders and result in a price level for the post-Reverse Split Common Shares that will maintain its Nasdaq SmallCap Market listing. The Board also hopes that the Reverse Split will result in a price level for the post-Reverse Split Common Shares that will mitigate the present reluctance, policies and practices of brokerage firms, and diminish the adverse impact of trading commissions, recommendation restrictions and margin requirements on the potential market for the Company's Common Shares. However, there is no assurance that the Reverse Split will achieve the desired results, that the price per post-Reverse Split Common Share will increase proportionately with the decrease in the number of shares, that the post-Reverse Split Common Shares will trade at a level at which they will be marginable, or that any price increase can be sustained for a prolonged period of time. In addition, it is possible that the liquidity of the post-Reverse Split Common Shares may be adversely affected by the reduced number of shares outstanding if the proposed Reverse Split is effected. In addition, the Reverse Split might leave some stockholders with one or more "odd-lots" of the Company's Common Shares (stock in amounts of less than 100 shares). These shares may be more difficult to sell, or require a greater commission per share to sell, than shares in even multiples of 100.

         The Reverse Split is also being proposed to increase the number of the Company's authorized but unissued Common Shares. As of the date of this Proxy Statement, 13,650,577 shares of Common Stock are outstanding and approximately 3,048,490 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants and stock options and 499,426 shares of Common Stock are reserved for future grant under outstanding Stock Option Plans, leaving the Company with approximately 3,001,507 shares available for future issuance.

         On October 2, 1996, the Company raised approximately $2,900,000 in net proceeds in a placement of 4,188 shares of its 4% Convertible Preferred Stock, stated value $1,000 per share (the "Preferred Shares") under Regulation S. The Preferred Shares are convertible at a conversion price equal to the lower of $3.00 or the average five-day closing bid price prior to the date of conversion. As of the date of this Proxy Statement, a total of 2,468 Preferred Shares have been converted into 9,656,389 Common Shares, including 4% Common Interest paid.

         On December 6, 1996, the stockholders approved an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 10,200,000 to 20,200,000 ("Original Amendment"). The Original Amendment was based, in part, on the Preferred Shares being converted at an assumed exercise price of $3.00 per share. However, due to fluctuations in the price of the Common Stock, the actual conversion price has been much lower. Assuming a conversion price of $.40 per share, 4,300,000 shares must be reserved for conversion of the remaining unconverted Preferred Shares, thus leaving the Company in a deficit share position of at least 1,299,493 shares. Further, additional shares of Common Stock may be required depending on future fluctuations in the Common Stock price.

         After the Reverse Split, the Company would have 20,200,000 shares of Common Stock authorized, but would only have approximately 910,039 Common Shares issued and outstanding and 203,233 share of Common Stock reserved for issuance upon exercise of outstanding options and warrants, subject to adjustment as a result of the elimination of fractional shares; leaving the Corporation with what management believes will be sufficient shares to cover future conversions of the Preferred Shares.

         In addition, the Board of Directors has determined, based on its current proposed growth plans and assumptions relating to its growth and operations, that the proceeds from the Regulation S Offering, the IPO, private placements, borrowings and planned revenues will not be sufficient to satisfy the Company's contemplated cash requirements for the immediate future and that the Company will be required to raise additional funds within the very near future. THEREFORE, THE BOARD DEEMS IT ESSENTIAL THAT THE AMENDMENT TAKE PLACE IF THE COMPANY IS TO CONTINUE AS A GOING CONCERN.

         There are no preemptive rights available to stockholders in connection with the Reverse Split.

Exchange of Certificates and Elimination of Fractional Share Interests

         On the Effective Date, each fifteen Common Shares will automatically be combined and changed into one Common Share. No additional action on the part of the Company or any stockholder will be required in order to effect the Reverse Split and beginning on the Effective Date, each certificate representing pre-Reverse Split Common Shares will represent for all purposes one-fifteenth of that number of post-Reverse Split Common Shares. Stockholders will be requested to exchange their certificates representing Common Shares held prior to the Reverse Split for new certificates representing Common Shares issued as a result of the Reverse Split. The Company's transfer agent will act as the Company's exchange agent to act for holders of Common Shares in implementing the exchange of their certificates. Stockholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Date. Certificates representing pre-Reverse Split Common Shares subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Stockholders should not submit any certificates until requested to do so.

         No scrip or fractional post-Reverse Split Common Shares will be issued to any stockholder in connection with the Reverse Split. Accordingly, all stockholders of record who would otherwise be entitled to receive fractional post-Reverse Split Common Shares, will, upon surrender of their certificates representing pre-Reverse Split Common Shares, be issued an additional fraction of a share as is necessary to increase the fractional share to a full share.

Federal Income Tax Consequences of the Reverse Split

         The following general description of the federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement, all of which are subject to change and any such change could apply retroactively. This discussion is for general information only and does not purport to deal with all aspects of federal income taxation that may be relevant to holders of Common Shares and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, tax-exempt organizations, banks or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular federal, state, local and foreign tax consequences to them.

         The combination and change of each fifteen pre-Reverse Split Common Shares into one post-Reverse Split Common Share should be a tax- free transaction, and no gain or loss will be recognized to the Company or its Stockholders. The holding period of the pre-Reverse Split Common Shares will be transferred to the post-Reverse Split Common Shares received in exchange therefor, provided that the stockholder held the pre-Reverse Split Common Shares as a capital asset at the time of the exchange. The tax basis in the post-Reverse Split Common Shares will equal the tax basis in the pre-Reverse Split Common Shares exchanged therefor, plus the amount of any gain or income recognized by the stockholder.

         This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all stockholders. Stockholders should consult their own tax advisors to ascertain their individual federal, state, local and foreign tax consequences.

Vote Required

         Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding Common Stock. Abstentions and broker non-votes will not be deemed affirmative votes, and will have the same effect as a negative vote on the proposal. Such votes, however, will be counted in determining the number of shares of Common Stock present or represented by proxy in determining whether a quorum is present Proxies received in response to this solicitation will, in the absence of any contrary specification, be voted in favor of the proposal.

Reservation of Rights

         The Board of Directors reserves the right to abandon the proposed Amendment and Reverse Split without further action by the stockholders at any time before the filing of the Amendment with the Secretary of State of the State of Nevada, notwithstanding authorization of the proposed Amendment and Reverse Split by the stockholders.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                     RECOMMENDS A VOTE "FOR" THE AMENDMENT

                             PRINCIPAL STOCKHOLDERS

         The table below sets forth certain information as of February 5, 1997 (the "Reference Date") with respect to the beneficial ownership of (i) each person who beneficially owns more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) certain named executive officers and (iv) all officers and directors as a group. Except as otherwise indicated below, the address for each such person is: c/o Telechips Corporation, 6880 S. McCarran Boulevard, Reno, Nevada 89509.

 Name and Address of                         Amount and Nature of            Percentage
  Beneficial Owner                           Beneficial Ownership(1)        Beneficially Owned
 ----------------                            -----------------------        ------------------
 Hans Junker . . . . . . . . . . . . . .       179,292(2)                     1.3%

 Randall Pinato  . . . . . . . . . . . .       176,292(3)                     1.3%

 Richard Adrey . . . . . . . . . . . . .        50,000(4)                     *

 Frank Vigilante   . . . . . . . . . . .        30,000(5)                     *

 Nelson B. Caldwell  . . . . . . . . . .        39,401(6)                     *

 All Officers and Directors as a
 Group (six persons) . . . . . . . . . .        651,277(7)                   4.7%

_______________

*        Less than 1%.

(1) A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) exercisable within such period have been exercised.
         Percentage figures based on 13,650,577 shares of Common Stock outstanding on the Reference Date, and including 241,300 shares of Common Stock held in escrow pursuant to the Series B Escrow Agreement by and among the Company, American Stock Transfer Company of New York as escrow agent, and certain stockholders of the Company, dated as of October 31, 1994, as amended on October 20, 1995 (the "Escrow Agreement").

(2) Consists of (i) 38,608 shares of Common Stock, (ii) 38,608 shares of Common Stock held in escrow pursuant to the Escrow Agreement, (iii) 99,076 shares of Common Stock held in escrow pursuant to the Founder's Options and (iv) 3,000 shares held by the Hans Jorgen Junker Trust, of which Mr. Junker is the trustee.

(3) Consists of (i) 38,608 shares of Common Stock, (ii) 38,608 shares of Common Stock held in escrow pursuant to the Escrow Agreement and (iii) 99,076 shares of Common Stock held in escrow under the terms of the Founder's Options.

(4) Consists of 50,000 shares underlying currently exercisable options held of record by Coastline Financial Group, Inc. of which Mr. Adrey is a controlling person.

(5) Consists of shares of Common Stock held in escrow pursuant to the terms of the Directors Option Agreements entered into between the Company and non-employee directors of the Company.

(6) Consists of (i) 325 shares of Common Stock owned of record by the Zamora Family Trust, of which Mr. Caldwell is the trustee and
         (ii) 39,076 shares of Common Stock reserved for issuance upon exercise of stock options.

(7) Consists of (i) 119,149 shares of Common Stock, (ii) 115,824 shares of Common Stock held in escrow pursuant to the terms of the Escrow Agreement, (iii) 327,228 shares of Common Stock held in escrow pursuant to the terms of the Directors and Founders Options, and (iv) 89,076 shares reserved for issuance upon exercise of currently exercisable options.


                                 OTHER MATTERS

         The Company does not know of any matter other than those discussed in the foregoing materials contemplated for action at the Special Meeting. Should any other matter be properly brought before the Special Meeting, the holders of the proxies herein solicited will vote thereon in their discretion.

 SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

         In accordance with Rule 14a-8 of the proxy rules of the Securities and Exchange Commission, stockholders are advised that any proposal which a stockholder wishes to have presented at the 1998 Annual Meeting of the Stockholders and included in the Company's Proxy Statement and form of proxy for such meeting must be received by the Company, at its principal office, 6880 South McCarran Boulevard, Reno, Nevada 89509, Attention: Mr. Nelson B. Caldwell, no later than December 1, 1997.



___________, 1997

                                  By Order of the Board of Directors



                                  Nelson B. Caldwell
                                  Secretary

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                             TELECHIPS CORPORATION


         We the undersigned President and Secretary of TELECHIPS CORPORATION DO HEREBY CERTIFY:

         1. That the Board of Directors of TELECHIPS CORPORATION pursuant to a special meeting of the Board on February 5, 1997, adopted resolutions to amend the Articles of Incorporation as follows:

         "The First Paragraph of Article FOUR be amended in its entirety to read as follows:

                 "FOUR: The total number of shares of all classes of stock which the Corporation has authority to issue is 23,200,000 consisting of (A) 20,200,000 shares of Common Stock, par value $0.01 per share (the "Common Stock" and the holders thereof referred to herein as the "Common Stockholders"), and (B) 3,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock" and the holders thereof being referred to herein as the "Preferred Stockholders"), none of which shall be entitled to any preemptive rights.

                 Effective as of the close of business on the date of filing of this amendment ("Amendment") to the Articles of Incorporation (the "Effective Time"), the filing of this Amendment shall effect a reverse stock split (the "Reverse Split") on the basis of one new share of Common Stock for each fifteen then issued and outstanding shares of Common Stock.

                 Immediately as of the Effective Time, and without any action by the holders of outstanding Common Shares, outstanding certificates representing the Corporation's Common Shares shall represent for all purposes, and each Common Share issued and outstanding immediately before the Effective Time shall automatically be converted into, new Common Shares in the ratio of fifteen old Common Shares for one new Common Share, all by virtue of the Reverse Split and without any action on the part of the holder of such Common Shares.

                 Notwithstanding any of the foregoing to the contrary, no scrip or fractional Common Shares shall be issued in connection with the Reverse Split. In lieu thereof, each record holder of Common Shares as of the Effective Date who would otherwise have been entitled to receive a fractional new Common Share shall, upon surrender of such stockholder's certificates representing pre-Reverse Split Common Shares, be issued an additional fraction of a share as is necessary to increase the fractional share to a full share."

         2. That the number of shares of stock of TELECHIPS CORPORATION outstanding and entitled to vote on an amendment to the Articles of Incorporation is ____________ shares of Common Stock; that said change and amendment has been consented to and authorized by at least a majority of the shares of stock outstanding and entitled to vote thereon.



                                                   -----------------------
                                                   -----------------
                                                   President




                                                   -----------------------
                                                   Nelson B. Caldwell
                                                   Secretary

STATE OF NEVADA           )
COUNTY OF                 )

         On this _____ day of _____________ in the year 1997, before me personally appeared ______________ and Nelson Caldwell, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to this instrument, and acknowledged that they executed it.



                                       -----------------------------
                                                 Notary Public
My commission expires on

________________________

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                             TELECHIPS CORPORATION

         THE UNDERSIGNED UNDERSTANDS THAT THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELECHIPS CORPORATION, A NEVADA CORPORATION (THE "CORPORATION"). The undersigned hereby appoints Kevin A. Coyle, Esq., with full power of substitution, proxy for the undersigned to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Corporation to be held on March 5, 1997, at the principal office of the Corporation located at 6880 South McCarran Boulevard, Reno, Nevada, at 8:30 A.M. local time, or any adjournment thereof.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

         AMENDMENT OF THE ARTICLES OF INCORPORATION TO EFFECT A 1-FOR-15 REVERSE STOCK SPLIT OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK

         (  )    FOR amendment of the Articles of Incorporation.

         (  )    AGAINST amendment of the Article of Incorporation.

         (  )    ABSTAIN from voting for or against amendment of the Article of
                 Incorporation.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL ABOVE.

         When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of an entity, please provide the name of the stockholder of record and the full title of the person signing on behalf of the stockholder of record.

Dated: _____________, 1997


                                       ------------------------------
                                       Signature of Stockholder



                                       ------------------------------
                                       Print Name of Stockholder



                                       ------------------------------
                                       Signature of Stockholder



                                       ------------------------------
                                       Print Name of Stockholder


           STOCKHOLDERS SHOULD SIGN THIS PROXY PROMPTLY AND RETURN IT
                           IN THE ENCLOSED ENVELOPE.